UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

ROTECH HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50940	03-0408870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 822-4600

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 28, 2011, Rotech Healthcare Inc. (the “Company”) submitted its application for relisting of the Company’s common stock on the NASDAQ Global Market. The listing application is subject to review and approval by NASDAQ’s Listing Qualifications department for compliance with all NASDAQ Stock Market standards. The Company anticipates the NASDAQ review process to last approximately two months or longer before completion. While the Company intends to satisfy all of NASDAQ’s requirements for relisting, there can be no assurance that its application will be approved, or of when or if its common shares will be listed on the NASDAQ Stock Market or another stock exchange. The Company’s common stock will continue to trade on the OTC Bulletin Board under its current symbol, ROHI, during the NASDAQ review process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2011	ROTECH HEALTHCARE INC.

	By:	/s/ Philip L. Carter
Philip L. Carter
President and Chief Executive Officer